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Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement of Univision Communications Inc. on Form S-4 filed on or about August 27, 2002 of our report on the consolidated financial statements of Entravision Communications Corporation, dated February 8, 2002, appearing in the Annual Report on Form 10-K of Univision Communications Inc. for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ MCGLADREY & PULL, LLP

Pasadena, California
August 26, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS